As filed with the Securities and Exchange Commission on August 12, 2016

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

PhaseRx, Inc.

(Exact name of registrant as specified in its charter)

Delaware	20-4690620
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

410 W. Harrison Street, Suite 300
Seattle, WA 98119
(Address of principal executive offices) (Zip Code)

PhaseRx, Inc. 2006 Stock Plan

and

PhaseRx, Inc. 2016 Long-Term Incentive Plan

(Full title of the Plan)

Robert W. Overell, Ph.D.
President and Chief Executive Officer
PhaseRx, Inc.
410 W. Harrison Street, Suite 300
Seattle, WA 98119

(Name and address of agent for service)

(206) 805-6300

(Telephone number, including area code, of agent for service)

Copy to:

Rick A. Werner, Esq.
Haynes and Boone, LLP
30 Rockefeller Plaza, 26th Floor
New York, New York 10112
Telephone: (212) 659-7300
Facsimile: (212) 884-8234

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered (1) (2)	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee (6)
Common Stock, par value $0.0001, reserved for issuance under:
The 2006 Plan:	2,952	$0.0020 (4)	$5.91	$0.00
	5,904	$0.0203 (4)	$119.85	$0.01
	13	$0.0380 (4)	$0.49	$0.00
	277,856	$0.1066 (4)	$29,619.45	$2.98
	240,887	$1.8115 (4)	$436,366.80	$43.94
	4,693	$2.3400 (4)	$10,981.62	$1.11
	152,739	$2.3443 (4)	$358,066.04	$36.06
	7,978	$2.6640 (4)	$21,253.39	$2.14
The 2016 Plan:	452,134	$5.0800 (4)	$2,296,840.72	$231.29
	50,000	$4.2900 (4)	$214,500.00	$21.60
	1,030,165 (3)	$3.1788(5)	$3,274,688.50	$329.76
Total:	2,225,321	N/A	$6,642,442.78	$668.89

(1)	The number of shares of common stock, par value $0.0001 per share (“Common Stock”), of the registrant stated above consists of the aggregate number of shares which may be sold upon the exercise of options or issuance of stock-based awards which have been or may hereafter be granted under the PhaseRx, Inc. 2006 Stock Plan (the “2006 Plan”) and the PhaseRx, Inc. 2016 Long-Term Incentive Plan (the “2016 Plan,” and together with the 2006 Plan, the “Plans”).

(2)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), the number of shares registered hereunder includes such additional number of shares of Common Stock, as are required to prevent dilution resulting from a stock split, stock dividend or similar transaction..

(3)	The number of shares of Common Stock stated above consists of the aggregate number of shares reserved under the 2016 Plan which may hereafter be issued under the 2016 Plan.

(4)	Estimated solely for the purpose of calculating the registration fee, based, in accordance with Rule 457(h) promulgated under the Securities Act, upon the price at which such stock options may be exercised.

(5)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and (h) under the Securities Act, and based upon the average of the high and low sale prices for the registrant’s common stock as reported on the NASDAQ Capital Market on August 11, 2016.

(6)	Amount of the registration fee was calculated in accordance with Section 6(b) and Rule 457 under the Securities Act and was determined by multiplying the aggregate offering price by 0.0001007.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The document(s) containing the information specified in Part I of Form S-8 will be sent or given to employees as specified by Rule 428(b)(1) under the Securities Act. Such documents need not be filed with the Securities and Exchange Commission either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. In accordance with the introductory note to Part I of Form S-8, these documents and the documents incorporated by reference in this registration statement pursuant to Item 3 of Part II hereof, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.	INCORPORATION OF DOCUMENTS BY REFERENCE.

The following documents filed by the registrant with the Securities and Exchange Commission are hereby incorporated into this registration statement by reference:

(a)	The registrant’s prospectus filed on May 18, 2016 pursuant to Rule 424(b) under the Securities Act, relating to the Registration Statement on Form S-1 (File No. 333-210811), which contains audited financial statements for the registrant’s latest fiscal year for which such statements have been filed.

(b)	The registrant’s prospectus filed on May 23, 2016 pursuant to Rule 424(b) under the Securities Act, relating to the Registration Statement on Form S-1 (File No. 333-210811), which contains audited financial statements for the registrant’s latest fiscal year for which such statements have been filed.

(c)	The registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 3016, filed with the Securities and Exchange Commission on August 2, 2016;

(d)	The registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on May 13, 2016;

(e)	The registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on June 9, 2016;

(f)	The registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on June 21, 2016;

(g)	The registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on August 2, 2016; and

(h)	The description of the registrant’s Common Stock which is contained in the registrant’s Registration Statement on Form 8-A filed on May 10, 2016 (File No. 001-37772) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendment or report filed for the purpose of updating such description.

In addition, all documents filed by the registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, subsequent to the date of this registration statement (other than any such documents or portions thereof that are furnished under Item 2.02 or Item 7.01 of a Current Report on Form 8-K, unless otherwise indicated therein, including any exhibits included with such Items), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

Any statement contained in this registration statement or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained or incorporated by reference herein or in any subsequently filed document which is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

ITEM 4.	DESCRIPTION OF SECURITIES.

Not applicable.

ITEM 5.	Interests of Named Experts and Counsel.

None

ITEM 6.	Indemnification of Directors and Officers.

Delaware Law and Our Governing Documents

The registrant’s fourth amended and restated certificate of incorporation and amended and restated bylaws contain provisions that eliminate, to the maximum extent permitted by the General Corporation Law of the State of Delaware, the personal liability of our directors and executive officers for monetary damages for breach of their fiduciary duties as directors or officers. The registrant’s fourth amended and restated certificate of incorporation and amended and restated bylaws provide that the registrant shall indemnify its directors and executive officers and may indemnify its employees and other agents to the fullest extent permitted by the General Corporation Law of the State of Delaware. The registrant’s amended and restated bylaws provides that the right to indemnification includes the right to be paid expenses incurred in defending any proceeding in advance of its final disposition, provided, however, that such advance payment will be made upon delivery to the registrant of an undertaking, by or on behalf of the director or officer, to repay all amounts so advanced if it is ultimately determined that such director or officer is not entitled to indemnification.

Section 145 of the Delaware General Corporation Law permits a corporation to indemnify any director or officer of the corporation against expenses (including attorney’s fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with any action, suit or proceeding brought by reason of the fact that such person is or was a director or officer of the corporation, if such person acted in good faith and in a manner that he reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, if he or she had no reason to believe his or her conduct was unlawful. In a derivative action, (i.e., one brought by or on behalf of the corporation), indemnification may be provided only for expenses actually and reasonably incurred by any director or officer in connection with the defense or settlement of such an action or suit if such person acted in good faith and in a manner that he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification shall be provided if such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the court in which the action or suit was brought shall determine that the defendant is fairly and reasonably entitled to indemnity for such expenses despite such adjudication of liability.

Pursuant to Section 102(b)(7) of the Delaware General Corporation Law, the registrant’s restated certificate of incorporation eliminates the liability of a director to the registrant or its stockholders for monetary damages for such a breach of fiduciary duty as a director, except for liabilities arising:

•	from any breach of the director’s duty of loyalty to the registrant or its stockholders;
•	from acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;
•	under Section 174 of the Delaware General Corporation Law; or
•	from any transaction from which the director derived an improper personal benefit.

Indemnification Agreements

The registrant has entered into or plans to enter into indemnification agreements with each of its officers and directors. These indemnification agreements require or will require the registrant to indemnify its directors and executive officers to the fullest extent permitted by Delaware law.

Insurance

The registrant has purchased and currently intends to maintain insurance on behalf of each and any person who is or was the registrant’s director or officer against any loss arising from any claim asserted against him or her and incurred by him or her in any such capacity, subject to certain exclusions.

ITEM 7.	Exemption from Registration Claimed.

Not applicable.

ITEM 8.	EXHIBITS.

The list of exhibits is set forth under “Exhibit Index” at the end of this registration statement and is incorporated herein by reference.

Item 9. Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that Paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-8, Form S-3 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Seattle, Washington on August 12, 2016.

PHASERX, INC.

By:	/s/ Robert W. Overell
	Name:	Robert W. Overell, Ph.D.
	Title:	Chief Executive Officer and President

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Robert W. Overell, Ph.D. with full power to act alone and without the others, his or her true and lawful attorney-in-fact, with full power of substitution, and with the authority to execute in the name of each such person, any and all amendments (including without limitation, post-effective amendments) to this registration statement, to sign any and all additional registration statements relating to the same offering of securities as this registration statement that are filed pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file such registration statements with the Securities and Exchange Commission, together with any exhibits thereto and other documents therewith, necessary or advisable to enable the registrant to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof, which amendments may make such other changes in the registration statement as the aforesaid attorney-in-fact executing the same deems appropriate.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Robert W. Overell	Chief Executive Officer, President and Director	August 12, 2016
Robert W. Overell, Ph.D.	(principal executive officer and principal financial officer)

/s/ Shing-Yin Tsui	Senior Vice President, Finance and Secretary	August 12, 2016
Shing-Yin (Helen) Tsui	(principal accounting officer)

/s/ Steven Gillis	Director, Chairman of the Board	August 12, 2016
Steven Gillis, Ph.D.

/s/ Richard J. Ulevitch	Director	August 12, 2016
Richard J. Ulevitch, Ph.D.

/s/ Brian G. Atwood	Director	August 12, 2016
Brian G. Atwood

Director
John A. Schmidt, Jr., M.D.

/s/ Paul H. Johnson	Director	August 12, 2016
Paul H. Johnson, Ph.D.

/s/ Michelle Griffin	Director	August 12, 2016
Michelle Griffin

EXHIBIT INDEX

Exhibit Number	Exhibit Description	Filed with this Report	Incorporated by Reference herein from Form or Schedule	Filing Date	SEC File/Reg Number

4.1	Fourth Amended and Restated Certificate of Incorporation of PhaseRx, Inc.		Form 8-K (Exhibit 3.1)	05/23/16	001-37772

4.2	Amended and Restated Bylaws of PhaseRx, Inc., as amended through June 15, 2015		Form 8-K (Exhibit 3.2)	05/23/16	001-37772

4.3	Form of Common Stock Certificate		Form S-1/A (Exhibit 4.1)	05/02/16	333-210811
5.1*	Opinion of Haynes and Boone, LLP	X

23.1*	Consent of Haynes and Boone, LLP (included in the opinion filed as Exhibit 5.1)	X

23.2*	Consent of Peterson Sullivan LLP, independent registered public accounting firm	X

24.1*	Power of Attorney (included on the signature page to this Registration Statement on Form S-8)	X

99.1	PhaseRx, Inc. 2016 Long-Term Incentive Plan.		Form 8-K (Exhibit 10.1)	05/23/16	001-37772
99.2	PhaseRx, Inc. 2006 Stock Plan, as amended and restated on June 13, 2014		Form S-1 (Exhibit 10.14)	04/18/16	333-210811

99.3	First Amendment to the PhaseRx, Inc. 2006 Stock Plan, dated as of February 8, 2016		Form S-1 (Exhibit 10.15)	04/18/16	333-210811

* Filed herewith.